UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 27, 2010
Date of earliest event reported:   April 15, 2009

SPEECHSWITCH, INC.
(Exact name of registrant as specified in its charter)

NEW JERSEY	333-120507	20-1862816
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6 MINNEAKONING RD., FLEMINGTON. NJ	08822
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  908 788 0077

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2009, Bruce Knef resigned as President of the Company.

On June 17, 2009, Kenneth P. Glynn was elected as Board of Directors member and Chairman of the Board of Directors.

On June 17, 2009, Kenneth P. Glynn was appointed President and Secretary of the company.

On June 17, 2009, Bruce Knef resigned from the Board of Directors of the company.

On July 1, 2009, Kenneth P. Glynn was given the same compensation Agreement that his predecessor, Bruce Knef, had received, at the same salary and on the same terms and conditions, for a period of one year.

Item 8.01 Other Events.

Due to the economy and/or product differentiation, SpeechSwitch, Inc. experienced its last sales in the field of speech recognition and autodialing systems and support in the first quarter of 2009.

On June 16, 2009 and June 17, 2009, Kenneth P. Glynn acquired debt owed by SpeechSwitch, Inc. to third party creditors Jerry Mahoney, iVoice, Inc. and iVoice Technology, Inc., as follows:

(1)	Promissory Note to Jerry Mahoney dated August 5, 2005 having a balance on December 31, 2008 of $80,956.27, and accruing interest, and thus having a balance of $82,035.42 as of April 30, 2010;
(2)
Deferred Compensation to Jerry Mahoney as of December 31, 2008 equal to $273,696.20 and accrued interest of $95,901.88 through May 31, 2009 and additional interest from that date through April 30, 2010 of $10,035.51 totaling $379,633.58;

(3)
Promissory note to iVoice, Inc. dated March 5, 2008 in the amount of $50,651.52, and having a balance on May 31, 2009, including additional dispersements and interest, of $84,113.39, and from that date through April 30,2010 of $1,857.21, totaling $85,968.59;

(4)	Small loan from iVoice Technology, Inc. to SpeechSwitch, Inc. in the amount of $ 3,600.00.

In September, 2009, Kenneth P. Glynn established the Kenergy Scientific Group to seek new products to be sold under the Kenergy Scientific brand.  The Group acquired a small inventory of solar rechargeable lanterns for testing and eventual sales.

In March, 2010, the company moved its headquarters to the following addess being also the mailing address:

SpeechSwitch, Inc.
Attn: Ken Glynn
6 Minneakoning Rd.
Flemington, NJ 08822

and the company phone number is now  908 788 0077.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpeechSwitch, Inc.

Date: May 27, 2010	By:	/s/ Kenneth P. Glynn
Name: Kenneth P. Glynn
Title: President